EXHIBIT 32.1

SECTION 906 CEO CERTIFICATION

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Jeff Jenson, the President and Director of Ardmore Holding Corp, certify that, to the best of my knowledge, (i) the Annual Report on Form 10-KSB for the calendar year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Ardmore Holding Corp

/s/ Jeff Jenson

President and Director

Dated: 3/31/2008

A signed original of the written statement required by Section 906 has been provided to Ardmore Holding Corp. The statement will be retained by Ardmore Holding Corp and furnished to the Securities and Exchange Commission or its staff upon request.